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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-98255 of The Pep Boys - Manny, Moe & Jack on Form S-3 of our report dated March 21, 2002 (July 31, 2002 as to Note 12), appearing in the Current Report on Form 8-K of The Pep Boys - Manny, Moe & Jack, filed pursuant to the Exchange Act on August 16, 2002. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche, LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
November 6, 2002